                                                                   Exhibit 14(a)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference of our firm under the caption "Fiscal Year End and Financial Statements" and to the incorporation by reference of our report dated February 7, 2003 on the Van Kampen Life Investment Trust Aggressive Growth Portfolio in the Registration Statement (Form N-14) of the Van Kampen Life Investment Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-111481).

                                                           /s/ Ernst & Young LLP

                                                           ERNST & YOUNG LLP

Chicago, Illinois
February 2, 2004